United States

Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2021

Rivulet Media, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32201 (Commission File Number)	33-0824714 (IRS Employer Identification No.)

1206 East Warner Road, Suite 101-I, Gilbert, Arizona 85296

(Address of Principal Executive Offices) (Zip Code)

(480) 225-4052

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 26, 2021, Michael Witherill resigned from his position of Chief Financial Officer of Rivulet Media, Inc. (the “Company”).

Also effective October 26, 2021, Rick Gean was appointed Interim Chief Financial Officer of the Company, to hold office until July 31, 2022, or until his successor has been duly elected and qualified. Mr. Gean served as a consultant to the Company from July 2021 to October 25, 2021.

Mr. Gean, age 68, started his career in public accounting in 1983. Since April 2015, Mr. Gean has run Gean Accounting Services, acting as virtual CFO and providing finance and accounting services for numerous companies, including acting as CFO of PowerOneData International, Inc., an international smart grid company, and serving as financial advisor to Plum Mountain Imaging Corp., an MRI System rental and services company, to Arrestage International, Inc., a natural skin care company, and to Mind and Body Research, Inc., a start-up in the nutritional supplement and topical pain relief industry.

Prior to that, Mr. Gean worked with several emerging growth companies, including serving as Director of Mergers and Acquisitions and CFO for a regional investment banking firm. Mr. Gean also worked in corporate finance with a subsidiary of a California based venture capital firm, specializing in providing corporate finance and accelerator services. He acted as CFO for a nutraceutical manufacturing company and consultant to a publicly held company with a novel drug delivery technology, assisting in merger negotiations and fund raising activities. Beginning on March 2, 2021, Mr. Gean has served as CFO, Secretary, and Treasurer of Chee Corp., a business principally engaged in the commercial real estate business in Arizona and an affiliate of the Company. Mr. Gean attended University of Arizona, majoring in Public Administration, and Arizona State University, majoring in Accounting.

Mr. Gean will receive $120,000 per year as compensation for his services. It is anticipated that the Company and Mr. Gean will enter into an Employment Agreement with respect to his appointment, but there is no assurance that will occur.

The Company has not entered into any transactions with Mr. Gean described in Item 404(a) of Regulation S-K. Mr. Gean was not appointed pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Gean and any director or executive officer of the Company. Except for the anticipated Employment Agreement described herein, the Company did not enter into or materially amend any plan, contract, or arrangement that Mr. Gean will participate in in connection with his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2021

Rivulet Media, Inc., a Delaware corporation

By:	/s/ Mike Witherill
Mike Witherill, President